SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

POWER SPORTS FACTORY, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6950 Central Highway, Pennsauken, NJ	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (856) 488-9333

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.03.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 20, 2009, we entered into a Restructuring Agreement, amending our June 27, 2008 licensing agreement with Andretti IV, LLC (“Andretti”), with respect to payments due for the year 2008.  As of December 31, 2008, the Company had a balance of $540,000 due to Andretti.  Under the Restructuring Agreement, we agreed to pay $250,000 to Andretti by February 6, 2009, issued a promissory note to Andretti in the principal amount of $87,000, due March 30, 2009, and converted $58,000 of the 2008 debt into 1,000,000 shares of our common stock.  Upon receipt of these payments, including payment in full of the promissory note due March 30, 2009, Andretti agreed to forgive the remaining balance of license fees owed for 2008.

THE ABOVE DESCRIPTION OF THE TERMS OF THE RESTRUCTURING AGREEMENT SUMMARIZES THE MATERIAL TERMS OF THIS AGREEMENT.  FOR THE COMPLETE TERMS OF SUCH AGREEMENT, REFERENCE IS HEREBY MADE TO THE FULL TEXT THEREOF FILED AS AN EXHIBIT TO THIS REPORT.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                                                Description

10(j)	Restructuring Agreement, dated January 20, 2009, by and between Power Sports Factory, Inc. and Andretti IV, LLC.

99.1	Press Release dated January 29, 2009.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By:	/s/ Shawn Landgraf
Shawn Landgraf, Chief Executive Officer
Date: January 29, 2009